Exhibit 99.2

Tidewater Inc.

Tom Escott (Pritchard Capital)

Good morning once again, everyone. We appreciate you joining us. And ur next speaker is going to be Joe Bennett, Executive Vice President of Tidewater Inc. Tidewater being the largest worldwide offshore supply vessel company and also the company with the longest history - actually the company that literally invented this business in what the late 40’s? Mid-50’s.

And without further adieu, Joe Bennett.

Joseph Bennett

Thank you, Tom. It’s always a pleasure to be here, to come to the West Coast and see some fresh faces, and I appreciate everyone showing up today.

As Tom said, we’re probably the oldest boat company in the world. We invented this first offshore boat which, if we showed you, it was called the Ebb Tide, it wouldn’t look terribly different than this, although it would be probably about half the size of this boat that you see here. But it’s amazing that the technology, while improved, the look of the boat hasn’t changed all that much. The forward pilot house design was created by Doc Laborde, our founder, and it is still around today and utilized by everyone.

So let’s get started. Like it or not, we always begin with our forward-looking disclaimer, as our attorneys want us to do, and then we’ll kind of start with the real stuff.

People that have listened to our presentation over the last especially couple of years find that it is rather consistent. And it’s rather consistent because we have a strategy that has been rather consistent over the past probably five to ten years. We’ve had our head down replacing the aging vessels in our fleet, and we’re largely there. So hopefully over the next few years, you may hear a little differing strategy as we go forward.

But a few key take-aways that we want people to think about as they think about Tidewater in general. One is a culture of safety and operating excellence. For each one of these four or five take-aways, I’ll certainly expand on them in a minute as we go through the presentation.

But we’ve been around, as Tom said, for a long time since the mid 50’s and have had this culture consistently each and every day of safety and obviously operating excellence. The macro picture we certainly want to get to people that have listened to our industry for the last two or three years saying ‘Well, we’re in a troughy market and things are going to get better sooner or later’. Well, we seem to have bottomed out. Things are getting better. We can finally say that. Our CEO has been suggesting that for a year or so that the improvements would begin in the second half of this current fiscal year. For us, we are March year-end, so we’re in the second half of our current fiscal year, having not disclosed our December numbers yet. So everything you’ll see today will still refer back to September activity. But the macro picture is improving with the one key barometer of our business is working rig count. When the rigs work, the boats are needed.

We have a history of earnings growth and solid returns. You’ll see a slide that depicts that, and unmatched scale and scope of operations globally. As Tom said, we’re the largest boat operator in the world and are spread geographically better than anyone in our business.

In these days, when new boats are the in thing, we can also say that we have the newest fleet, the largest, newest fleet in the world, with over 200 as we define new boats, and , for us, are boats that were acquired or built since the year 2000. So, in round numbers, the average age is about 5 years old for that fleet of 200 new boats, and still a sprinkling of some old equipment left, but that’s going away pretty quickly. And still having replaced that 500 boat fleet that we began with back in 2000 of aging vessels, we still have been able to do that and maintain our strong balance sheet which allows us to continually take advantage of opportunities that we certainly have seen during this trough of the market the last two to three years.

Let’s get into it. We start every meeting - and you can confirm it with one of our board members who’s here, Jack Thompson, who’s in the audience today, that’s based out here in San Francisco - that we start all meetings, all board meetings, all management meetings internally and all external investor meetings, with safety. And it’s not something new. Tom, you’ve been listening to us preach safety for a long, long time, well before the Macondo situation, when so many others are now preaching safety. It is that important for us.

And you may have seen this picture before of holding the head of a snake. You let the snake go, operating in our business is like holding that head of the snake. You let it go for a split second, and something bad will probably happen. So we continue to, with 90 nationalities of people in our fleet worldwide, lots of different languages, challenges that we have. Everyone understands this depiction of safety, and it works. And our ur record indicates that.

Again, remember, we’re on a floating platform it’s moving. We’re moving cargo. The risks involved are many. And there are plenty opportunities for recordable incidents, for lost time accidents. We have now gone over a year, about a year and a quarter, without a lost time accident. We had two back in August, 2010. We had gone over a year then without any lost time accidents, which we think is a tremendous benefit to our customer base.

These are our total recordable incident rates per 200,000 man hours, compared to people that work on more stable platforms. Dow, Exxon, Chevron, companies well known for good safety records. And you can see the orange column is Tidewater. Our total recordable incident rate is lower than all of those. And we are very proud of that. It means a lot to our own people, first, and to our customer base. They expect and desire good safe operations.

Let’s turn to the macro picture for a second. The working rig count, as I mentioned before, is probably the single best barometer of what drives our business. So, I have three data points here, points in time. What I call the peak of the market in June 2008 and what the jackups, semis, drillshipsworking rig count were at that time, and then right prior to the Horizon incident, where things had certainly taken a turn down, and then in November, this is about mid-November of ‘11, so kind of current numbers. Actually the current numbers, and I checked last night, are actually better than this by 10 to 15 more rigs working today than even you see here.

So what you see is primarily a jackup situation that went way down and is now recovering. A floater market of semis and drillships, a deep water market, that we always thought would be maintained in a good way and has, and it’s actually better as you see by the numbers here today then it was at the peak of the market or what I call the peak of the market in June of ‘08. So the floater market is taking care of itself over time.

It was the jackup market, and we have been saying now for three years, if you want to know when our business will pick back up again, track the jackup count, and the jackup count is improving. The improvement in the last three or four months has been, in total, about 50 to 60 rigs more working today than back in about the July timeframe. That’s a significant move in rig count which equates to more boats necessary. Still, the old adage of four boats per rig, I think, is still very viable, whether it’s a jackup, a semi, or a drillship. Different boats are needed for different types of rigs, but that is the demand that comes from an additional working rig.

The other side of the macro picture is the supply side of the equation. This tracks when OSV’s, these are PSV’s and Anchor Handlers, were built and delivered into the worldwide fleet, industry-wide, over the past 30 or 40 years. And what you see is a very distinct build cycle that happened in the late ‘70’s - early ‘80’s. It largely stopped for about 10 to 15 years and started back up in the year 2000 and then onward from there. What we have seen lately, so this totals about 2,700 worldwide OSV’s in the industry, of which about 700 to 800 are old. Many of those are already stacked. They’re being disposed of, and whatever is working out of that group of old boats, we think in the next one, two, three years, will largely be gone and will be replaced by the incoming boats.

So the question is, how many more boats are being built today? Well, the backlog has remained fairly constant all throughout calendar ‘11 at about 450 boats. Deliveries have been, on average, about 14 to 15 maybe a month, and new contracts for additional buildings, obviously, in a similar number. And that’s a pretty reasonable number given the fact that the rig count is improving so much. So the macro picture from a supply standpoint we think is very much under control.

Where it goes from here, we don’t know, but it’s very much under control when you consider the fact that there are so many more rigs. There are 150 more rigs that are under construction today that will be delivered, so theoretically, if all 150 of those go to work, and we believe that they will, and you believe the four to one boat ratio, that requires another 600 boats. There are only about 450 boats under construction today.

I think the lack of credit availability, the leverage of the companies in our space being so high from the last go around has restricted the amount of new builds during this current year, or the last couple of years through the troughy market. So we think the supply side of the equation is in good shape considering the old boat count.

You have to buy into the fact that old boats are going away, and they are. So that’s not a discipline by ourselves or anyone else. The customer doesn’t want the old boats anymore. So they are the ones that are pushing these 30-year old, on average, boats out of the industry and are willing to pay a greater number for the new equipment.

We talked about a history of earnings. Here’s a perfect full cycle. Back fiscal ‘04 when we earned a $1, it went all the way up to almost $8 of earnings. If you can see the numbers at the bottom, the adjusted return on average equity got up to just short of 20%. We had three straight years of 18% to 20% returns, tremendous cash flows, and then unfortunately the financial crisis, etcetera, that pulled us down. Fiscal ‘12 we’re in the middle of probably will earn somewhere north of $2, something like that. So a similar year to fiscal ‘11. And then we have been very open in suggesting that we see that fiscal ‘13 and ‘14 will continually get better, again, driven by good oil prices and a stronger rig count.

Our global footprint, we talked about how globally spread we are. In the September quarter, we adjusted our segment reporting. Up to that time, we had only domestic and international. And we changed it to four distinct segments, which I’ll cover quickly.

Sub-Saharan Africa and Europe. For us, that’s all Sub-Saharan Africa, both West and East Africa. 125 boats that account for almost half of our vessel count worldwide. This is our bread and butter, this is our strength. We have the very largest market share here in primarily West Africa and for that matter, East Africa, than anywhere else in the world.

Second is the Americas, which does include the Gulf of Mexico, but in a very small way. We have 10 to 12 boats operating in the Gulf of Mexico. A very small exposure to the Gulf. I’ll come back to that thought in a second. So these numbers in the Americas are driven primarily by Brazil and Mexico, anda sprinkling of boats in Trinidad.

The next largest region is what we call MENA. Middle East, North Africa, which is up to 37 boats. This is a region that we didn’t have to talk about much over the years because we had very little exposure, as any expat boat company had very little exposure to the Middle East. That’s changing. The increased demand coming from the Saudi Aramco’s of the world and others in the Middle East where they don’t want to use old equipment and local operators. They’re looking for top notch operators and new equipment. I think you will see this MENA area, for us and others, grow.

And then lastly is Asia Pac, Southeast Asia and Australia. And I think for the boat industry, that’s probably going to be the last area to improve simply because of supply of equipment in Southeast Asia, because of the amount of buildings of new boats over the years in China and in Southeast Asia, without anywhere to go through this troughy market. And I’m not talking about Tidewater, but industry-wide, that those boats reside in Singapore ports, places like that, they need to be absorbed in that region. That region is improving. The rig count is improving, but the supply side of that equation has to improve more. I think it will as more of the speculatively built vessels get acquired by the Tidewater’s and others of the world and migrate to other more high-demand regions. Australia is included in that, and Australia has been a nice growth area for us and as an industry.

And we do want to make the point, out of all these numbers in the Americas, that the U.S. was only about 5% of our revenue stream in the second quarter, the September quarter of fiscal ‘12 that just ended. But our exposure, as the Gulf of Mexico now is starting to show some life and some improved day rates, we have a total of 39 U.S. flagged vessels, some of which are already in the U.S. as I stated, that are spread around the world. So we have, in round numbers, about 25 or so U.S. flagged vessels that can return to the U.S. if we see that market improve more. So we do have good, positive exposure to that region as it improves, as permitting improves, so forth.

What have we done over the past 10 years? Well, here’s the 262, this is our record-keeping for our new vessels. Since January of 2000, we have committed to 262 new vessels, totaling almost $4 billion dollars, $3.5 billion which has already been funded. So, and you’ll see on the next slide then, 201 already in our fleet as of September 30th, with an average age of about 5 years old. Currently, or at the end of September, under construction, 40 of that 262 were still under construction and expected to be delivered mostly in the next year or two.

And the CapEx that goes along with that. A good part of that, $300 of that $500 million that was still due on these 40 boats is mostly going to be paid in this current fiscal year, ending in just a few months, March of 2012, and the rest over the next couple of years. We do expect to continue to acquire more equipment over the next couple years as we expand this new fleet and take advantage of the opportunities that are out there.

So in regards to that, how have we taken advantage of those opportunities? Well, in the last 2+ years, we’ve made commitments for 53 additional new vessels. And you can see the types. This is by quarter that we committed to the acquisitions, and in most of these cases, these were acquisitions of one and two boats at a time. Sprinkled throughout here are a few boats that we initiated construction on, but our desire was to go find deals for brand new equipment, most of which was still in shipyards under construction, at good pricing. And we were able to accomplish that, 53 new boats, almost $1 billion dollars worth of commitments. Again, these numbers are included in that 262 that I showed you before, but this has been the report card over the last couple of years where we’ve had great success at picking up boats that probably, on average, are 25% to 30% less price than what they were three years ago at the peak of the market.

So, we feel very comfortable being an EVA company with a concentration on return on capital that we have something that’s going to work well over the long-term. Our approach is to make good investments for a 25 to 30 year life of the asset and not just in the first year or two.

How have we done all of that? Well, this slide, what this shows is where we spent our money over this same period of time. The blue portion is our CapEx. It’s been a significant number, as we talked about. We’ve been a consistent dividend payer over time, actually increased our dividend about three years ago, and at a time, you see here in fiscal ‘06, ‘07, ‘08, ‘09 and even a little bit in ‘11, when boat prices got a little too high for our liking, specifically in fiscal ‘07, ‘08, we returned money to the shareholders through a share repurchase program. So we are very satisfied with how that’s gone. The line drawn here is our cash flow from operations, so in some years we exceeded our spending, and other years the opposite was true, but the benefit of all this is we have replaced almost $4 billion worth of floating assets with very, very little debt on the balance sheet.

Last year we did two financings. They were two private placement offerings that we were able to do very quickly and a great demand for it, 8 1/2 years to average maturity left on those, and an average coupon of 4.3%. We’re very, very pleased with that, all unsecured. And then we also redid our term loan and revolving line of credit. This line of credit of $450 million is totally undrawn at this time, and in fact, the term loan is undrawn. We have until the end of January, so just a few more weeks, to draw on that, again, at a very good interest rate.

A quick look at our balance sheet, still at the end of September, $300 million of cash, total debt of $825, which is those two private placements we did plus an older private placement we did about six or seven years ago. Good strong equity and a net debt to net cap of only 17%, total debt to cap of about 25%. We think getting to 25%, 30%, probably 35%, under a kind of optimal capital structure is the right number for us, all under just the right circumstances. We will spend the money if we think that it is a good deal and we certainly have the liquidity currently at about $900 million of ready liquidity. That’s the term loan that we just talked about, and the revolver, and the cash on our balance sheet to still take advantage of the opportunities that we still see to acquire equipment.

We’ll finalize all of this with what has been called our infamous coiled spring slide. And it really is a sensitivity analysis as to what our new equipment can do. This is not meant to be a prediction of what they’re going to do, but a sensitivity of what they can do under normal circumstances.

Under these scenarios I’m about to show you, all of our old boats are disposed of out of our fleet. And we are left with about 270 new boats in our fleet. The 200 that are in currently, the 40 more that are under construction, and a few more that we think we will acquire over the next couple of years. So 270 new vessels. If we repeat today’ s or at least the average of this current fiscal year’s day rates, utilization, operating margins that we actually experience today, we would earn about $3 off of this fleet. If we just improve the day rates by 10%, which isn’t much, and improve the utilization to 85%, which isn’t much, we jump to $5 of earnings. If we can improve the day rate10% more, which again, for this new equipment and an improving market, we believe that we can go well past these day rate numbers.

I don’t think that we’ll go well past the utilization. I stopped this sensitivity analysis at 90% because I think that’s full utilization. It’s difficult for us with dry dockings and mobs and so forth to get much better than 90%. This is not meant to depict peak earnings, and the EBITDA results related to all of that are pretty significant. So we are excited where this can go and what these boats can do.

We finalize all of our talks with our strategy, long term shareholder value, with three prongs. Delivering results. You saw what results we did deliver. Maintaining that financial strength, we think, in a cyclical business keeping that balance sheet pretty clean is important, and our EVA based investments, return on capital continually over time on a through-cycle basis, is the way to go in our industry.

With that, we can answer some questions in the breakout session. Thank you.